UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2012

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

On September 17, 2012, the Company’s Board of Directors approved a change to the Company’s Bylaws to change the voting standards for meetings of shareholders.

As revised, the bylaws provide that when a quorum is present, most matters, including the election of directors, will be decided by the vote of the majority of the shares voting with respect to the matter.  Abstentions will not be counted as shares voting with respect to a matter.  Matters that will be determined by plurality voting include:  election of directors if there are more director nominees than directorships to be filled; and matters that have more than two alternatives (other than abstain or withhold authority) (Article I, Section 7).

The foregoing description is a summary only, and is qualified by reference to the copy of the Bylaws, as amended and restated, included as Exhibit 3.3 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.3	Amended and Restated Bylaws of Shenandoah Telecommunications Company, effective September 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

September 18, 2012	/s/ Adele M. Skolits
Adele M. Skolits
Vice President - Finance and
Chief Financial Officer
(Duly Authorized Officer)

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